Exhibit 23.2

MSCM LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2013 relating to the financial statements of Environment Solutions Worldwide, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Environmental Solutions Worldwide, Inc. for the year ended December 31, 2012.

Signed:

/S/ “MSCM LLP”

Toronto, Ontario

October 4, 2013

701 Evans Avenue, 8th Floor, Toronto ON  M9C 1A3, Canada    T  (416) 626-6000   F  (416) 626-8650   MSCM.CA